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                                                                EXHIBIT 99(d)(1)

                 NON-DISCRETIONARY INVESTMENT ADVISORY AGREEMENT

      INVESTMENT ADVISORY AGREEMENT (the "Agreement") made as of this 29th day of April, 2005 by and between THE FINANCE COMPANY OF PENNSYLVANIA (the "Fund"), a Pennsylvania corporation registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and COOKE & BIELER, L.P. (the "Adviser"), a Pennsylvania limited partnership with its principal place of business at 1700 Market Street Suite 3222, Philadelphia, PA 19103.

                                   WITNESSETH

      WHEREAS, the Board of Directors (the "Board") of the Fund has selected the Adviser to act as a non-discretionary investment adviser to the Fund and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Fund and the Adviser do hereby agree as follows:

      1. THE ADVISER'S SERVICES.

            (a) Non-Discretionary Investment Management Services. The Adviser shall act as a non-discretionary investment adviser with respect to all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"). In such capacity, the Adviser shall, subject to the supervision of the Board, regularly provide the Fund investment research, advice and supervision and shall furnish continuously recommendations for an investment program for the Assets, consistent with the investment objectives and policies of the Fund. The Adviser shall recommend to the Board, from time to time, what securities shall be purchased, what securities shall be held or sold and what portion of the Assets shall be held uninvested in cash, subject always to the provisions of the Fund's Articles of Incorporation, Amended and Restated By-Laws and its registration statement on Form N-1A (the "Registration Statement") under the 1940 Act covering Fund shares, as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect. The Board shall be responsible for making all investment decisions with respect to the Fund, including the Assets, and may elect not to follow advice provided by the Adviser. The Adviser will not take any action with respect to the Assets except upon the Board's instructions and authorization. Once instructions and authorization have been provided, the Adviser shall act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. The Board, in its sole discretion, may establish or revise policies in connection with the management of the Fund and the Assets or to otherwise exercise its right to control the overall management of the Fund.

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            (b) Compliance. The Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. In the performance of its duties hereunder, the Adviser further agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and procedures approved by the Board and provided to the Adviser. When recommending portfolio securities to the Board for inclusion in or removal from the Assets and performing the Adviser's obligations hereunder, the Adviser shall take all reasonable efforts to inform the Board regarding any material effect of such actions on the Assets' compliance with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the foregoing.

            (c) Proxy Voting. Except under the circumstances set forth below, the Adviser shall not be responsible for reviewing proxy solicitation materials or voting and handling proxies in relation to the Assets. If the Adviser receives a misdirected proxy, it shall promptly forward such misdirected proxy to the Fund. The Adviser hereby agrees that upon 60 days' written notice from the Fund, the Adviser shall assume responsibility for reviewing proxy solicitation materials and voting proxies in relation to the Assets. At such time, the Adviser shall carry out such responsibility in accordance with any instructions that the Board shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Fund. In addition, the Adviser shall provide periodic reports and keep records relating to proxy voting as the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any delegation of proxy voting responsibility to the Adviser may be revoked or modified by the Board at any time.

            (d) Recordkeeping. The Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Adviser to supply to the Fund or its Board the information required to be supplied under this Agreement.

            The Adviser shall maintain separate books and detailed records of all matters pertaining to the Assets required by Rule 31a-1 under the 1940 Act (other than those records being maintained by any administrator, custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Assets, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available to the Board at any time upon request, shall be delivered to the

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      Fund upon the termination of this Agreement and shall be available without delay during any day the Fund is open for business.

            (e) Holdings Information and Pricing. The Adviser shall provide regular reports regarding the Assets, and shall, on its own initiative, furnish the Fund and its Board from time to time with whatever information the Adviser believes is appropriate for this purpose. The Adviser agrees to immediately notify the Fund if the Adviser reasonably believes that the value of any security held as part of the Assets may not reflect fair value. The Adviser agrees to provide any pricing information of which the Adviser is aware to the Fund, its Board and/or any Fund pricing agent to assist in the determination of the fair value of those Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund's valuation procedures for the purpose of calculating the Fund net asset value in accordance with procedures and methods established by the Board.

            (f) Cooperation with Agents of the Fund. The Adviser agrees to cooperate with and provide reasonable assistance to the Fund, any Fund custodian or foreign sub-custodians, any Fund pricing agents and all other agents and representatives of the Fund, with respect to such information regarding the Fund as they may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

      2. CODE OF ETHICS. The Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, which it has provided to the Fund. The Adviser shall ensure that its Access Persons (as defined in Rule 17j-1 and Rule 204A-1) comply in all material respects with the Adviser's Code of Ethics, as in effect from time to time. Upon request, the Adviser shall provide the Fund with a (i) copy of the Adviser's current Code of Ethics, as in effect from time to time, and (ii) certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Adviser's Code of Ethics. Annually, the Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Adviser's Code of Ethics to the Fund's Board. The Adviser shall respond to requests for information from the Fund as to violations of the Code by Access Persons and the sanctions imposed by the Adviser. The Adviser shall immediately notify the Fund of any material violation of the Code, whether or not such violation relates to a security held by any Fund.

      3. INFORMATION AND REPORTING. The Adviser shall provide the Fund and its respective officers with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Fund may from time to time reasonably request.

            (a) Notification of Breach / Compliance Reports. The Adviser shall notify the Fund's chief compliance officer immediately upon detection of
      (i) any material failure to manage the Assets in accordance with the Fund's investment objectives and policies or any applicable law; or (ii) any material breach of the Fund's or the Adviser's policies,

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      guidelines or procedures. The Adviser agrees to promptly advise the Board regarding a recommendation to correct any such failure and will take such action that the Board authorizes to correct such failure. The Adviser further agrees to take such action that the Board may reasonably request in connection with any breach of the Fund's or the Adviser's policies. In addition, the Adviser shall provide a quarterly report regarding the Assets' compliance with the Fund's investment objectives and policies, applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Fund's policies, guidelines or procedures as applicable to the Adviser's obligations under this Agreement. Upon request, the Adviser shall also provide the officers of the Fund with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Adviser will promptly notify the Fund in the event
      (i) the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Fund (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Adviser with the federal or state securities laws or (ii) an actual change in control of the Adviser resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

            (b) Board and Filings Information. The Adviser will also provide the Fund with any information reasonably requested regarding the services provided hereunder required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX (if applicable), amended registration statement, proxy statement, or prospectus supplement to be filed by the Fund with the Commission. The Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review its services to the Fund in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

            (c) Transaction Information. The Adviser shall furnish to the Fund such information concerning portfolio transactions as may be necessary to enable the Fund or its designated agent to perform such compliance testing on the Assets and the Adviser's services as the Fund may, in its sole discretion, determine to be appropriate. The provision of such information by the Adviser to the Fund or its designated agent in no way relieves the Adviser of its own responsibilities under this Agreement.

      4. BROKERAGE.

            (a) Principal Transactions. In connection with purchases or sales of securities for the account of the Fund, neither the Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act and the Fund's policies and procedures.

            (b) Placement of Orders. Once Board authorization and instructions have been provided, the Adviser shall arrange for the placing of all orders for the purchase and sale of securities for the Fund's account with brokers or dealers selected by the Adviser.

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      In the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to seek for the Fund the most favorable execution and net price available under the circumstances. The Adviser is not authorized to enter into any arrangements for receipt of brokerage, research or other benefits in connection with transactions effected on behalf of the Fund and may not use commissions paid on Fund portfolio transactions to obtain brokerage or research services, as defined in Section 28(e) of the 1934 Act.

            (c) Aggregated Transactions. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Adviser, the Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

            (d) Affiliated Brokers. The Adviser or any of its affiliates may not act as broker in connection with the purchase or sale of securities or other investments for the Fund.

      5. CUSTODY. Nothing in this Agreement shall permit the Adviser to take or receive physical possession of cash, securities or other investments of the Fund.

      6. ALLOCATION OF CHARGES AND EXPENSES. The Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Adviser shall not be responsible for the Fund's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

      7. REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) Properly Registered. The Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Adviser, there is no proceeding or investigation that is reasonably likely to result in the Adviser being prohibited from performing the services contemplated by this Agreement. The Adviser agrees to promptly notify the Fund of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to a registered investment company. The Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

            (b) ADV Disclosure. The Adviser has provided the Fund with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to the Fund. The information contained in the Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to

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      make the statements made, in light of the circumstances under which they were made, not misleading.

            (c) Fund Disclosure Documents. The Adviser has reviewed and will in the future review, the Registration Statement (and any amendments or supplements thereto) and any other applicable report filed with the Commission presented to the Adviser for its review (collectively, the "Disclosure Documents") and represents and warrants that with respect to disclosure about the Adviser, the manner in which the Adviser manages the Assets or information relating directly or indirectly to the Adviser, such Disclosure Documents contain or will contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

            (d) Insurance. The Adviser maintains errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Fund (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, the Adviser shall, upon reasonable request, provide the Fund with any information it may reasonably require concerning the amount of or scope of such insurance.

            (e) No Detrimental Agreement. The Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Fund, that would influence the decision of the Adviser with respect to its selection of securities recommended for purchase or sale by the Fund, and that all selections and recommendations shall be done in accordance with what is in the best interest of the Fund.

            (f) Conflicts. The Adviser shall act honestly, in good faith and in the best interests of the Fund including requiring any of its personnel with knowledge of Fund activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund, consistent with its fiduciary duties under applicable law.

            (g) Representations. The representations and warranties in this
      Section 7 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 3(a), whether or not specifically referenced in such report.

      8. ADVISER'S COMPENSATION. The Fund shall pay to the Adviser, as compensation for the Adviser's services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof.

      In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

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      9. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the
Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund in any way or otherwise be deemed to be an agent of the Fund.

      10. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act); provided that such termination shall not relieve the Adviser of any liability incurred hereunder.

      This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

      11. DURATION AND TERMINATION.

            (a) This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 11(d) and unless terminated automatically as set forth in Section 10 hereof or until terminated as follows:

            (b) The Fund may cause this Agreement to terminate either (i) by vote of its Board or (ii) upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

            (c) The Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Fund; or

            (d) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Directors, including a majority vote of such Directors who are not interested persons of the Fund or the Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

      Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

      In the event of termination of this Agreement for any reason, the Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund with respect to the Assets, except as otherwise required by any fiduciary duties of the Adviser under applicable law. In addition, the Adviser shall deliver the Fund Books and Records to the Fund by such means and in accordance with such

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schedule as the Fund shall direct and shall otherwise cooperate, as reasonably directed by the Fund, in the transition of portfolio asset management to any successor of the Adviser.

      12. CERTAIN DEFINITIONS. For the purposes of this Agreement:

            (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

            (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

      13. LIABILITY OF THE ADVISER. The Adviser shall indemnify and hold harmless the Fund and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in
Section 15 of the 1933 Act) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of the Adviser's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

      14 ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

      15. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of Commonwealth of Pennsylvania and the Adviser consents to the jurisdiction of courts, both state or federal, in Pennsylvania, with respect to any dispute under this Agreement.

      16. PARAGRAPH HEADINGS. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

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      17. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

                              THE FINANCE COMPANY OF PENNSYLVANIA

                              By: ______________________________________
                                  Name:   Charles E. Mather III
                                  Title:  President

                              COOKE & BIELER, L.P.

                              By: ______________________________________
                                  Name:
                                  Title:

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                                   SCHEDULE A
                                     TO THE
                 NON-DISCRETIONARY INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                       THE FINANCE COMPANY OF PENNSYLVANIA
                                       AND
                              COOKE & BIELER, L.P.

                              DATED APRIL __, 2005

The Fund will pay the Adviser as compensation for the Adviser's services rendered, a fee, at an annual rate of fifty basis points (0.50%) payable monthly in arrears on the last day of each month (the "Fee"). The Fee will be determined based upon the value of the assets of the Company the Adviser is managing at the end of the month immediately preceding the date of payment (the "Portfolio Value"). The Portfolio Value shall equal the market value of such assets, including cash (except as excluded below), which shall be computed in the same manner as that used to establish the net asset value of Fund shares, less (a) the value of the holdings of the Fund at the applicable dates in PNC Bank Corp. (formerly PNC Financial Corporation), Pennsylvania Warehousing & Safe Deposit Company and Penn Virginia Corporation, Exxon Mobil Corporation, their successors, United States Treasury Notes, the Artisan International Fund, a portfolio of Artisans Fund, Inc., Harbor International Fund, a series of Harbor Fund and fixed income securities; (b) the value of any cash being managed by C&B which exceeds three percent (3%) of the Portfolio Value at the applicable dates;
(c) the value of the holdings of the Fund at the applicable dates in such other companies as may be mutually agreed upon by the Fund and the Adviser; and (d) the amount of any accrued liability for the payment of taxes on the net gains from the sales of the Fund's portfolio securities. In no event, shall the Fee payable for any month exceed one-twelfth (1/12) of one half of one percent (0.50%) of the Portfolio Value.

                                      A-1